News Release
Contact:
David P. Southwell
Executive Vice President
Chief Financial Officer

Jonae R. Barnes
Vice President
Investor Relations
Sepracor Inc.
(508) 481-6700

SEPRACOR DELAYS FILING OF QUARTERLY REPORT ON FORM 10-Q

MARLBOROUGH, Mass., Aug. 10, 2006 — Sepracor Inc. (Nasdaq: SEPR) today announced that it will be unable to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 until it has substantially completed its previously announced internal review relating to stock option grants and stock option practices.

As previously announced, the Securities and Exchange Commission, or SEC, is conducting an informal inquiry into the Company’s stock option granting practices.  In June 2006, the Company appointed a special committee of outside directors to conduct an internal review relating to its stock option grants and stock option practices.  The special committee, with the assistance of legal counsel and accounting specialists, is reviewing stock option grants to the Company’s officers, directors and employees from 1996 to the present under its various stock option plans in effect during this period. The Company is cooperating with this review and its finance department has also reviewed the stock option grants and stock option practices from 1996 to present.

The special committee’s review is continuing; however, based on the results to date, the Company has determined that the measurement dates for certain stock option grants to employees, officers and directors during prior periods differed from the recorded dates for such awards primarily due to the following circumstances: (i) stock option grants which specified effective dates that may have preceded the dates of receipt of all necessary signatures or approvals, finalization of lists specifying stock option grants or an employee’s first date of employment; and (ii) stock option awards that were approved with exercise prices lower than fair market value on the effective date of grant.  In addition, the Company has determined that (a) the modification of certain stock option grants in connection with an employee’s termination of employment and (b) the exercise of certain stock options that had not vested prior to an employee’s termination resulted in a new measurement date for such stock options.  As a result, the Company is required to record adjustments for additional non-cash charges relating to stock-based compensation expense in periods prior to July 1, 2006.  For the period prior to January 1, 2006, such charges are recorded in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and for subsequent periods, such charges are recorded in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.”  These non-cash charges will have no impact on reported revenue, cash or cash equivalents.

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Based on the results of the review, the Company has concluded that it will need to restate its financial statements for the quarters ended March 31, June 30 and September 30, 2005, the quarter ended March 31, 2006 and the fiscal years ended December 31, 2005, 2004 and 2003, as well as revise the financial information contained in our earnings release for the period ended June 30, 2006.  Accordingly, on August 9, 2006, management and our audit committee determined that such financial statements and all earnings releases and Forms 8-K filed pursuant to Item 2.02 relating to periods commencing on January 1, 2003 should no longer be relied upon.

Forward Looking Statements

The information provided in this press release includes forward-looking statements, including statements regarding the nature and scope of the special committee’s review, expectations as to the completion and results of the review, the timing of the filing of the Company’s Form 10-Q for the period ended June 30, 2006, the restatement of the Company’s financial statements for prior periods and the timing and impact thereof.  Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements include: the results of the special committee’s review of the Company’s stock option grants and stock option practices, the outcome of litigation and the SEC’s inquiry into the Company’s stock option grants and any other governmental investigations, the Company’s ability to file required reports with the SEC and certain other factors that are detailed in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2006 filed with the SEC.

In addition, the statements in this press release represent the Company’s expectations and beliefs as of the date of this press release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s expectations or beliefs as of any date subsequent to the date of this press release.

For a copy of this release or any recent release,

visit Sepracor’s web site at www.sepracor.com.

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